EXHIBIT 10.28
EXECUTION COPY

SETTLEMENT AND RELEASE AGREEMENT

and

AMENDMENT TO MASTER LICENSE AGREEMENT

        This Settlement and Release Agreement and Amendment to Master License Agreement (this “Agreement”), made as of this 24th day of February , 2004, by and among Advanced Cardiovascular Systems, Inc., a California corporation having a principal place of business at 3200 Lakeside Drive, Santa Clara, California 95052-8167 (“ACS”), Guidant Corporation, an Indiana corporation having a place of business at 111 Monument Circle, 20th Fl., Indianapolis, IN 46204 (“Guidant Corporation”, and collectively, with ACS and its other Affiliates, “GUIDANT”), Cordis Corporation, a Florida corporation having a principal place of business at 14201 NW 60th Avenue, Miami, Florida 37014 (“CORDIS”), and Johnson & Johnson, a New Jersey corporation having a place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 (“Johnson & Johnson”, and collectively, with CORDIS and its other Affiliates, “J&J”). For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Master License (as defined below).

RECITALS

        CORDIS, ACS and GUIDANT CORPORATION have entered into a Master License Agreement, dated as of April 3, 2000 and further amended on December 3, 2001 and November 24, 2003 (the “Master License”), pursuant to which, among other things, the parties have provided each other access to certain of their respective technologies, including, without limitation, (i) GUIDANT’s licensing of certain rights to the Lam/Lau Patents to CORDIS and (ii) CORDIS’s licensing of certain rights to Stent Implant Patents to GUIDANT;

        In connection with entering into the Master License, CORDIS, ACS and GUIDANT CORPORATION entered into an Arbitration Agreement, dated as of April 3, 2000 (the “Arbitration Agreement”), pursuant to which the parties provided for the resolution of multiple patent litigations with one another along with the resolution of future disputes;

        Pursuant to the terms of the Master License and the Arbitration Agreement, GUIDANT has commenced an arbitration (the “Lam/Lau Arbitration”) against CORDIS alleging that certain CORDIS products infringe upon certain Lam/Lau Patents and that CORDIS is obligated to pay royalties to GUIDANT in connection with its licensing of the Lam/Lau Patents (the “Lam/Lau Dispute”);

        J&J has alleged that certain GUIDANT products infringe upon U.S. Patent [***](1) to Fischell et. al. and assigned to CORDIS (the "Fischell Dispute");

        The parties have decided that it is in their respective best interests to conclude a full and final settlement of all claims asserted, or that could have been asserted, against one another arising out of the Lam/Lau Dispute and the Fischell Dispute in accordance with the terms, conditions and limitations set forth herein; and

        In connection with (and as additional consideration for) entering into this Agreement, the parties are simultaneously entering into separate agreements that (i) grant ACS the right to act as a sales agent for CORDIS’s drug eluting stent products, (ii) grant CORDIS the right to act as a sales agent for ACS’s coronary bioabsorbable vascular stent products if ACS commences commercial sales of such products, (iii) grant CORDIS the right to purchase from ACS certain ACS coronary stent delivery system products for use in CORDIS’s drug eluting stent products, and (iv) provide for the cross licensing of certain intellectual property rights in the drug eluting stent field.

        NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the agreements set forth in the preceding paragraph and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	The parties acknowledge that this Agreement is being executed in settlement and compromise of the Lam/Lau Dispute and the Fischell Dispute and that nothing in this Agreement shall be construed as an admission by any party of any wrongdoing, or of the validity or invalidity of any position taken or proposed to be taken by or against the party in any past, present, or future dispute or proceeding.

2.	The parties agree that the Master License shall be, and hereby is, amended as follows:

(1) [***] - Material has been omitted pursuant to a request for confidentiality.

(a)	The second sentence of subsection I of Section 1.12 is amended and restated in its entirety to be and read as follows: “Stent Implant Patents shall not include the Palmaz/Schatz Patents, the Lam/Lau Patents, the Lazarus Patents or the Fischell Patents.”

(b)	A new subsection L is added to Section 1.12 as follows: “L. “Fischell Patents” shall mean those Patents directed to any device, at least a portion of which is placed within a blood vessel of the body to help maintain the patency of such blood vessels, owned, acquired or licensed by J&J in which Robert E. Fischell, Tim A. Fischell and/or David R. Fischell are a named inventor, including, without limitation, those included on Schedule 1L to this Agreement, and all and any continuations, continuations-in-part, divisionals, including any patents maturing therefrom and any patents of addition, reissues, re-examinations, renewals or extensions thereof, further including any Foreign Counterparts of such Patents, consistent with the definition of Patents in Section 1.12.”

(c)	Section 2.2 is amended and restated in its entirety to be and read as follows: “GUIDANT hereby grants to CORDIS an irrevocable, non-exclusive, worldwide right and license (without the right to sublicense) to make, have made, use or sell, or otherwise dispose of Licensed Products under the Lam/Lau Patents in all fields, and to practice processes and methods under the Lam/Lau Patents in all fields. The license granted pursuant to this paragraph 2.2 shall be a paid-up license and any pass-through royalties payable in respect of past and future Net Sales by CORDIS of Licensed Products (including Net Sales of the relevant products that occurred prior to the Effective Date) shall be payable by GUIDANT.”

(d)	A new Section 2.9A is added as follows: “2.9A Fischell Patents. CORDIS hereby grants to GUIDANT an irrevocable, non-exclusive, worldwide right and license (without the right to sublicense) to make, have made, use or sell, or otherwise dispose of Licensed Products under the Fischell Patents in all fields, and to practice processes and methods under the Fischell Patents in all fields. The license granted pursuant to this Section 2.9A shall be paid-up as to J&J. Any pass-through royalties payable with respect to Net Sales by GUIDANT of Licensed Products, including future Licensed Products (i) after the date of execution of this Agreement shall be payable by GUIDANT and (ii) prior to the date of execution of this Agreement shall be waived and, if payable, paid by CORDIS. (CORDIS represents that, unless noted on Schedule 1L, the pass-through royalty rate is [***]. Payments under this Section 2.9A shall be made by GUIDANT to CORDIS, which shall then forward such payments as part of its contractual obligations.”

(e)	The first sentence of Section 2.10 is amended and restated in its entirety to be and read as follows: “For purposes of Sections 2.4 above, if either CORDIS or GUIDANT believes that its patent is being infringed by any product of the other Party, other than a Current Product, such Party may give notice to the other Party.”

(f)	The third sentence of Section 2.10 is amended and restated in its entirety to be and read as follows: “If the arbitrators determine that the disputed Patent is infringed, not invalid and enforceable, the arbitrators may designate an appropriate supplemental royalty rate [***].”

(g)	The phrase “; provided, however, that any royalty rate in respect of the Lam/Lau Patents determined pursuant to paragraph 2.2 above shall be subject to an increase of up to [***]over the Maximum Rate, pursuant to the provisions of paragraph 2.10 above” is hereby deleted from Section 2.12.

(h)	A new Schedule 1L is added as follows on Exhibit A to this Agreement.

3.	Apart from the obligations created by, referenced, acknowledged or rising out of this Agreement and the other agreements being entered into pursuant to or in connection with this Agreement, J&J, on the one hand, and GUIDANT, on the other hand, do hereby for themselves and their respective legal successors and assigns, release and forever discharge each other and their respective shareholders, officers, directors, employees, agents, attorneys, customers, distributors, officials, legal successors and assigns of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of any kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which either now has, owns or holds or at any time heretofore had ever owned or held, based on or arising out of or relating to the Lam/Lau Dispute and the Fischell Dispute, all of which are referred to hereinafter as the “Released Matters”, including, without limitation, (i) any and all disputes concerning the infringement, validity or enforceability of the Lam/Lau Patents or the Fischell Patents and (ii) any and all claims and counterclaims set forth in the arbitration proceedings commenced by GUIDANT in connection with the Lam/Lau Dispute. GUIDANT and J&J shall, as soon as practicable after the date hereof, take all steps necessary to terminate the Lam/Lau Arbitration. GUIDANT and J&J each shall pay its own costs, attorneys’ fees and expenses, and equally divide any joint expenses, incurred in connection with the Released Matters. For the avoidance of doubt, the terms “J&J” and “GUIDANT,” as used in this Agreement, shall include the Affiliates of such parties, and Guidant Corporation and Johnson & Johnson, respectively, shall ensure that its respective Affiliates so comply with this Agreement.

4.	It is the intention of the parties hereto in executing this Agreement and in paying and receiving the consideration called for by this Agreement that this Agreement shall comprise a full and final accord and mutual release of all the Released Matters. Each of the parties acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Matters, but that it is its intention hereby to fully and finally and forever settle and release all Released Matters, whether known or unknown. The releases given herein shall remain as full and complete releases notwithstanding the discovery or existence of any such additional or different claim or fact.

5.	Each of GUIDANT and J&J, by and on behalf of its predecessors, successors, heirs, executors, administrators, assigns, shareholders, officers, directors, attorneys, agents, employees and representatives, hereby waives with respect to the release of paragraphs 3 and 4 above the benefits of Section 1542 of the Civil Code of California to the extent that such benefits may contravene a provision hereof. Such section reads as follows: “1542. General Release Extent. A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor.”

6.	GUIDANT and J&J hereby for themselves and their respective legal successors and assigns, hereby covenant not to bring any demand, claim or cause of action against one another and the other’s respective shareholders, officers, directors, employees, agents, attorneys, customers, distributors, officials, legal successors and assigns of any kind or nature with respect to any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions and causes of action of any kind and nature whatsoever, whether now known or unknown, suspected or unsuspected which either now has, owns or holds or at any time heretofore had ever owned or held based on or arising out of or related to the Released Matters, including any allegation of infringement of the Lam/Lau Patents or the Fischell Patents, through the manufacture, use or sale of any allegedly infringing product that is or has been sold anywhere in the world as of or prior to the date hereof.

7.	This Agreement is executed freely, voluntarily, in good faith, and without any duress or undue influence on any party, and with and upon the advice of counsel. Each of the undersigned represents and warrants that it has been given a full and fair opportunity to review this Agreement, and that it understands the terms, conditions, and obligations set forth herein. Each of the undersigned represents and warrants that it is a corporation duly organized, validly existing, and in good standing. Each of the undersigned represents and warrants that it has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. Each of the undersigned represents and warrants that this Agreement has been duly and validly executed and delivered and constitutes a legal, valid and binding obligation enforceable in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies. Each of the undersigned represents and warrants that neither the execution and delivery of this Agreement nor consummation of the transactions herein contemplated nor performance of or compliance with the terms and conditions hereof will (i) violate any material law, (ii) conflict with or result in a breach of or a default under the certificate of incorporation or bylaws of such party or any material agreement or instrument to which such party is a party or by which it or any of its properties may be subject or bound, or (iii) result in the creation or imposition of any lien upon any property of such party.

8.	CORDIS represents and warrants that as of the date hereof it owns all right and title to or has the ability to grant the licenses to the Fischell Patents. As of the date hereof, CORDIS’s right, title and interest in and to the Patents licensed by it pursuant to the amendment to the Master License included in paragraph 2(d) above is and during the term of the Master License shall continue to be free and clear of any lien, charge, security interest or encumbrance which would adversely affect or limit GUIDANT’s exercise of its rights under the Master License.

9.	The Master License, as further amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Nothing in this Agreement shall waive or be deemed to waive or modify (except as expressly set forth herein) any rights or obligations of any of the parties under the Master License.

10.	This Agreement, together with all other agreements referred to herein, shall constitute the entire agreement between the parties or their Affiliates with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments and writings relating thereto (other than the Confidentiality Agreement dated [***] between Guidant Corporation and Johnson & Johnson).

11.	This Agreement shall not be modified or altered in any manner except by an instrument in writing executed by the parties hereto.

12.	This Agreement shall inure to the benefit of, and be binding upon, Affiliates, agents, officers, directors, employees, shareholders, attorneys, assigns, representatives, and successors of the parties. There are no other third party beneficiaries of this Agreement.

13.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.	This Agreement shall be deemed to be executed and to be performed in the State of New York and shall be interpreted, governed and construed in accordance with the laws of the State of New York, without regard to its choice of law rules.

15.	If any provision of this Agreement is found to be prohibited by law and invalid, or for any reason such provision is held unenforceable, in whole or in part, such provision shall be considered severable and its invalidity or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

16.	This Agreement shall be effective and deemed delivered as of the last date first listed above.

        IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Agreement as of the date first above written.

ADVANCED CARDIOVASCULAR SYSTEMS, INC.

By: /s/ Dana G. Mead, Jr.
Name: Dana G. Mead Jr
Title: President

GUIDANT CORPORATION

By: /s/ Dana G. Mead, Jr.
Name: Dana G. Mead, Jr.
Title: President, Vascular Intervention

JOHNSON & JOHNSON

By: /s/ J.R. Hilton
Name: J. R. Hilton
Title: Assistant Secretary

CORDIS CORPORATION

By: /s/ Susan Morano
Name: Susan Morano
Title: V.P., New Business Development

Exhibit A

Schedule 1L

[***]

AMENDMENT

        This Amendment to the Master License Agreement and to the Distribution Agreement (“Amendment”) is entered into by and between Cordis Corporation, Guidant Corporation, and Advanced Cardiovascular Systems, Inc. on this 24th day of November 2003 (“Effective Date”).

RECITALS

        CORDIS, GUIDANT, and ACS entered into a Master License Agreement dated April 3, 2000 (“Master License Agreement”) that was further modified by an Addendum signed October 17, 2001, and by virtue of a modified license to the Patents signed December 21, 2001.

        CORDIS, GUIDANT and ACS would now like to add other patent families to fall under the provisions of the Master License Agreement.

        The parties further desire to avoid the possible time and expense of potential future dispute resolutions related to these added patent families.

        CORDIS and ACS also entered into a Distribution Agreement (the “Distribution Agreement”) effective April 3, 2000 by which ACS was to sell certain rapid exchange catheters to CORDIS.

        CORDIS and ACS would further like to amend the Distribution Agreement to extend and continue supply of certain designated catheters to Cordis.

TERMS

        The parties agree as follows:

1.	All words and phrases used herein shall have the meanings set forth in the Master License Agreement and the Distribution Agreement unless expressly stated otherwise.

2.	“Fontirroche Patents” shall mean those Patents having in common the priority date or dates of those patents listed in Schedule “2".

3.	“Rx Lau Patents” shall mean those Patents having in common the priority date or dates of those patents listed in Schedule “3".

4.	Sections 2.9.1-2.9.2 are added to the Master License Agreement:

2.9.1	Fontirroche Patents. CORDIS hereby grants to GUIDANT an irrevocable, non-exclusive, worldwide right and license (without the right to sublicense) to make, have made, use or sell or otherwise dispose of Licensed Products under the Fontirroche Patents and to practice processes and methods under the Fontirroche Patents, subject to the restrictions of Paragraph 2.15. The license granted pursuant to this paragraph [***]

2.9.2	Rx Lau Patents. GUIDANT hereby grants to CORDIS an irrevocable, non-exclusive, worldwide right and license (without the right to sublicense) to make, have made, use or sell or otherwise dispose of Licensed Products under the Rx Lau Patents and to practice processes and methods under the Rx Lau Patents, subject to the restrictions of Paragraph 2.15. The license granted pursuant to this paragraph [***]

5.	The Parties hereby waive any and all rights to seek past, present, and/or future damages, royalties, or compensation under the Fontirroche Patents or the Rx Lau Patents, as the case may be. These waivers include, but are not limited to, a full and complete waiver of any rights a Party might otherwise have to seek royalties, damages, or compensation from the other under any applicable Section of the Master License Agreement.

6.	[***]

7.	The terms set forth in this Amendment are to be treated as confidential pursuant to Article V of the Master License Agreement and Article VIII of the Distribution Agreement.

8.	The parties expressly agree that, except as specifically provided herein, the Master License Agreement, the Arbitration Agreement, and the Distribution Agreement, and all terms and provisions therein, shall remain in full force and effect in all respects. Nothing in this Amendment is intended to modify, supplement, or affect the parties’ rights, obligations or licenses under their prior agreements unless expressly stated herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, effective as of the day and year first above written.

CORDIS CORPORATION

By: /s/ Susan E. Morano

Name: Susan E. Morano

Title: V.P., New Business Development

Date: _______________________________

ADVANCED CARDIOVASCULAR
SYSTEMS, INC.

By: /s/ Mark A. Murray
Name: Mark A. Murray
Title: V.P., Finance
Date: _______________________________

GUIDANT CORPORATION

By: /s/ Dana G. Mead, Jr.
Name: Dana G. Mead, Jr.
Title: President, Vascular Intervention
Date: _______________________________

         Schedule 2 – Fontirroche Patents

[***]

         Schedule 3 – Rx Lau Patents

[***]

         Schedule 6
[***]

AGREEMENT

This Agreement (“AGREEMENT”) is made effective as of the 20th day of December, 2001 (the “Effective Date”) by and between GUIDANT CORPORATION, an Indiana corporation, having a place of business at 111 Monument Circle, 29th Floor, Indianapolis, IN 46204, and its Affiliates (Guidant Corporation and its Affiliates, collectively referred to as “GUIDANT”); CORDIS CORPORATION, a Florida corporation, having a place of business at 14201 NW 60th Avenue, Miami Lakes, FL 33014, and its Affiliates (Cordis Corporation and its Affiliates, collectively referred to as “CORDIS”); NEOCARDIA, LLC, a Georgia limited liability company, and its Affiliates (NeoCardia, LLC and its Affiliates, collectively referred to as “NEOCARDIA”); and STEPHEN OESTERLE, MICHAEL D. DAKE, and BRUCE HEDGER (collectively referred to as “the OESTERLE GROUP”).

RECITALS

A.	On May 4, 1994, the OESTERLE GROUP licensed certain patent rights to Omnitron International, Inc. (“OMNITRON”) pursuant to a license Agreement (“DAKE LICENSE”).

B.	On March 21, 1997, NEOCARDIA, OMNITRON, GUIDANT and ACS Delaware Corporation (a subsidiary of Guidant) entered into a Purchase Agreement (“NEOCARDIA AGREEMENT”) pursuant to which GUIDANT acquired certain assets, including the DAKE LICENSE.

C.	CORDIS has previously secured from GUIDANT certain rights under the DAKE-BRADSHAW PATENTS, pursuant to the Master License Agreement between and among GUIDANT and CORDIS effective April 3, 2000 (“MASTER LICENSE AGREEMENT”), subject to a pass-through royalty obligation to NEOCARDIA of [***](“NEOCARDIA ROYALTY”) and to the OESTERLE GROUP of [***] (“DAKE ROYALTY”)

D.	Subject to certain conditions, the OESTERLE GROUP and CORDIS desire to convert the DAKE ROYALTY to a paid up license.

In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, GUIDANT, CORDIS, NEOCARDIA and the OESTERLE GROUP agree as follows:

1. DEFINITIONS

Terms not otherwise defined in this AGREEMENT shall have the meanings set forth in the MASTER LICENSE AGREEMENT.

2. AMENDMENT OF DAKE LICENSE AND MASTER LICENSE AGREEMENT

The DAKE LICENSE AND MASTER LICENSE AGREEMENT are amended so that the sublicense to the Dake patent granted by GUIDANT to CORDIS pursuant to the MASTER LICENSE AGREEMENT shall be fully paid up to the OESTERLE GROUP with respect to CORDIS’s Checkmate system, and improvements thereto, and any other device developed using CORDIS research efforts or funds (without CORDIS acquiring any technology from a third party); provided, however that the foregoing do not use a beta radiation source. For the avoidance of doubt, the parties recognize that CORDIS’s prior-announced X-ray system currently being developed is to be considered an “improvement” to the Checkmate system. Except as provided in the previous sentence, the DAKE ROYALTY shall continue to be owed to the OESTERLE GROUP with respect to LICENSED PRODUCTS. Notwithstanding anything in this AGREEMENT to the contrary, nothing in this AGREEMENT is intended to modify in any manner the NEOCARDIA ROYALTY owed by CORDIS to NEOCARDIA on LICENSED PRODUCTS.

3. PAYMENTS

CORDIS shall pay within ten (10) days of the EFFECTIVE DATE a one-time lump sum payment to the OESTERLE GROUP of [***], by wire transfer of immediately available funds. The arrangement for such wire transfer shall be communicated to Cordis as soon as practicable after the signing of this Agreement.

4. RELEASE

Upon receipt of the aforementioned payments, the OESTERLE GROUP hereby release and forever discharge GUIDANT and CORDIS, and GUIDANT hereby releases and forever discharges CORDIS, from any and all obligation to pay the DAKE ROYALTY with respect to CORDIS’ sales of products prior to the Effective Date.

5. CONFIDENTIALITY AND NON-DISCLOSURE

Except to the extent that any party may otherwise determine disclosure of all or any part of this AGREEMENT is required by law, each party agrees to use reasonable efforts to hold confidential the existence of this AGREEMENT and the financial and economic terms of this AGREEMENT (including all amendments and modifications of such terms) (collectively, the “Confidential Information”), and not hereinafter directly or indirectly to divulge, disseminate or disclose any such Confidential Information. Further, and subject to the foregoing, each party shall use reasonable efforts to restrict distribution of copies of this AGREEMENT or any documents or other information related thereto only to such party’s attorneys, accountants, financial advisors and employees having a need to know such Confidential Information (and only to the extent of such need). If any party is required by subpoena or other legal process of law to disclose any Confidential Information, the party required to make such a disclosure shall, when feasible, give notice to and cooperate with the other parties to allow any other party, at its expense, to resist disclosure of, or obtain an exemption from the requirement to disclosure, the Confidential Information. With respect to any party’s reporting requirements to the public and/or the SEC, the parties agree that they shall each cooperate with one another to exclude from disclosing any of the Confidential Information that any other party desires not to be disclosed for competitive or other privacy reasons. The parties agree that before any written press release is made concerning this AGREEMENT they shall consult and cooperate with each other concerning the text of such press release.

6.	MISCELLANEOUS

6.1.	Governing Law. This AGREEMENT shall be interpreted, governed and construed in accordance with the laws of the State of New York, without regard to its choice of law rules.

6.2.	Severability. The provisions of this AGREEMENT are intended to be severable. If any provision of this AGREEMENT shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. In the event that the terms and conditions of this AGREEMENT have been materially affected, the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

6.3.	Entire Agreement. This AGREEMENT, together with all other agreements referred to herein, shall constitute the entire agreement between the parties relating to the subject matter hereof and shall supersede all previous negotiations, commitments and writings relating thereto (other than the Confidentiality Agreements dated May 12, 1999 and July 8, 1998 between GUIDANT and Johnson & Johnson). This AGREEMENT shall not be modified or altered in any manner except by an instrument in writing executed by the parties.

6.4.	Waiver. Any waiver must be in writing. A waiver of any breach of, or failure to enforce, any of the terms or conditions of this AGREEMENT shall not in any way affect, limit or waive a party’s right at any time to enforce strict compliance thereafter with every other term or condition of this AGREEMENT.

6.5.	Relationship of the Parties. Nothing in this AGREEMENT shall create or constitute a partnership or joint venture between the parties hereto, and other than as expressly provided in this AGREEMENT, no party shall enter into or have authority to enter into any engagement or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other party hereto.

6.6.	No Admission. Neither the entering into this AGREEMENT, nor any provision hereof, shall be deemed as an admission by any party of any wrongdoing, or of the validity or invalidity of any patent or of any position taken or proposed to be taken by or against the party in any past, present, or future litigation, including but not limited to an admission by CORDIS that any of its current products are LICENSED PRODUCTS with respect to the DAKE-BRADSHAW PATENTS. The parties specifically agree that the consideration paid to the OESTERLE GROUP is in settlement of an arguable dispute to be resolved in an adversarial process.

6.7.	Consultation with Counsel and Reliance. Each of the parties acknowledges that it has consulted with, or has had the opportunity to consult with, counsel of its choice, and that in executing this AGREEMENT it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

6.8.	Caption. Captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of this AGREEMENT or the intent of any provision herein.

6.9.	Counterparts. This AGREEMENT may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

6.10.	No Strict Construction. This AGREEMENT has been prepared with the participation of all parties, and shall not be strictly construed against any party.

7.	Amendment of other Agreements. Nothing herein shall be construed to amend or modify in any manner any of the other terms of the DAKE LICENSE, NEOCARDIA AGREEMENT or MASTER LICENSE AGREEMENT, except as specifically stated in this AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year first above.

GUIDANT CORPORATION

By: /s/ Mark A. Murray
Name: Mark A. Murray
Title: V.P., Finance

CORDIS CORPORATION

By: /s/ Susan E. Morano
Name: Susan E. Morano
Title: V.P., New Business Development

NEOCARDIA, LLC

By: /s/ Richard Calfee
Name: Richard Calfee
Title: President

THE OESTERLE GROUP

By: /s/ Stephen Oesterle
Stephen Oesterle, for himself and
as the authorized representative
of Michael D. Dake and Bruce Hedger

ADDENDUM TO MASTER LICENSE AGREEMENT

AND ARBITRATION AGREEMENT

        This Addendum to Master License Agreement and Arbitration Agreement (“Addendum”) is entered into by and between Cordis Corporation, Guidant Corporation, and Advanced Cardiovascular Systems, Inc. on this 17th day of October, 2001 (“Effective Date”).

RECITALS

    1.        CORDIS, GUIDANT, and ACS entered into a Master License Agreement dated April 3, 2000 (“Master License Agreement”) pursuant to which GUIDANT and ACS were granted, inter alia, license rights under the Pinchuk Patents.

    2.        Pursuant to the terms of the Master License Agreement, GUIDANT was required to pay CORDIS a royalty for any products that were found, via arbitration, to infringe any valid and enforceable claim of the Pinchuk Patents. The arbitration process was set forth in the April 3, 2000, Arbitration Agreement (“Arbitration Agreement”) between CORDIS, GUIDANT, and ACS.

    3.        The parties wish to settle the current Cordis Balloon Arbitration and to avoid the possible time and expense of potential future arbitrations related to the Pinchuk Patents.

TERMS

        The parties agree as follows:

1.	All words and phrases used herein shall have the meanings set forth in the Master License Agreement unless expressly stated otherwise.

2.	Within ten (10) business days from the date of execution of this Addendum, GUIDANT shall remit payment to CORDIS, via wire transfer, in the amount of [***]. Upon receipt of such payment, CORDIS shall immediately terminate the ongoing Cordis Balloon Arbitration that was initiated pursuant to Section 2.1.2 of the Arbitration Agreement. CORDIS hereby waives any and all rights it might otherwise have to initiate additional arbitrations under Sections 2.1.2 or 2.1.3 of the Arbitration Agreement.

3.	Section 2.3 of the Master License Agreement is modified in its entirety to read as follows:

2.3 Pinchuk Patents. CORDIS hereby grants to GUIDANT an irrevocable, non-exclusive, worldwide right and license (without the right to sublicense) to make, have made, use or sell or otherwise dispose of Licensed Products, under the Pinchuk Patents, and to practice processes and methods under the Pinchuk Patents, subject to the restrictions of Paragraph 2.15. The license granted pursuant to this paragraph shall be a paid-up license and any pass-through royalties payable in respect of past and future Net Sales of Licensed Products by GUIDANT (including Net Sales of the relevant products that occurred prior to the Effective date) shall be payable by CORDIS. Notwithstanding the foregoing[***]

4.	CORDIS hereby waives any and all rights to seek past, present, and/or future damages, royalties, or compensation from GUIDANT under the Pinchuk Patents. This waiver includes, but is not limited to, a full and complete waiver of any rights CORDIS might otherwise have to seek royalties, damages, or compensation from GUIDANT for infringement of the Pinchuk Patents under Sections 2.3, 2.10, or 2.12 of the Master License Agreement and/or Sections 2.1.2 or 2.1.3 of the Arbitration Agreement.

5.	[***]

6.	The terms set forth in this Addendum are to be treated as confidential pursuant to Article V of the Master License Agreement.

7.	The parties expressly agree that, except as specifically provided herein, the Master License Agreement, the Arbitration Agreement, and the Distribution Agreement, and all terms and provisions therein, shall remain in full force and effect in all respects. Nothing in this Addendum is intended to modify, supplement, or affect the parties’ obligations under their prior agreements unless expressly stated herein.

         So agreed:

CORDIS CORPORATION

By: /s/ Susan E. Morano
Name: Susan G. Morano
Title: V.P., New Business Development
Date: _______________________________

ADVANCED CARDIOVASCULAR
   SYSTEMS, INC.

By: /s/ Mark A. Murray
Name: Mark A. Murray
Title: V.P., Finance
Date: _______________________________

GUIDANT CORPORATION

By: /s/ Keith E. Brauer
Name: Keith E. Brauer
Title: V.P., Finance and CFO
Date: _______________________________